Exhibit 99.1

ADTRAN, Inc. Reports Results for Fourth Quarter 2009 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--January 19, 2010--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the fourth quarter of 2009. Sales increased 11% to $124,231,000 for the quarter, compared to $112,413,000 for the fourth quarter of 2008. Operating income increased 22% to $26,236,000 for the quarter, compared to $21,512,000 for the fourth quarter of 2008. Net income was $18,615,000 for the quarter, compared to $16,709,000 for the fourth quarter of 2008. Earnings per share, assuming dilution, were $0.29 for the quarter, compared to $0.27 for the fourth quarter of 2008.

ADTRAN Chief Executive Officer Tom Stanton stated, “In the fourth quarter, our growth categories demonstrated a strong performance, achieving a 42% year over year revenue increase. Internetworking revenues achieved a record revenue level growing an impressive 46% over the prior year. Broadband Access revenues grew 46% as we continued to see increasing acceptance of our Carrier Ethernet and Broadband services platforms. Optical Access revenues showed continued strength growing 30% as carriers increased investment in wireless bandwidth upgrades. We believe increasing momentum experienced by these categories positions our company well for growth in 2010.”

The Company also reported that stock-based compensation expense for the fourth quarter of 2009 reduced diluted earnings per share by $0.03 compared to $0.02 for the fourth quarter of 2008.

The Company also announced that its Board of Directors declared a cash dividend for the fourth quarter of 2009. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on February 4, 2010. The ex-dividend date is February 2, 2010 and the payment date is February 18, 2010.

The Company also confirmed that its fourth quarter conference call will be held Wednesday, January 20, 2010 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions for use in the last mile of today's telecommunications networks. Widely deployed by carriers and enterprises alike, ADTRAN solutions enable voice, data, video, and Internet communications across copper, fiber, and wireless network infrastructures. ADTRAN solutions are currently in use by every major U.S. service provider and many global ones, as well as by thousands of public, private and governmental organizations worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended September 30, 2009. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Balance Sheet Unaudited (In thousands)

	December 31, 2009	December 31, 2008
Assets
Cash and cash equivalents	$24,135	$41,909
Short-term investments	172,469	96,277
Accounts receivable, net	68,044	52,749
Other receivables	4,097	2,896
Inventory, net	45,674	47,406
Prepaid expenses	2,795	2,974
Deferred tax assets, net	8,603	8,653
Total current assets	325,817	252,864

Property, plant, and equipment, net	74,309	75,487
Deferred tax assets, net	-	3,920
Other assets	2,168	103
Long-term investments	162,169	141,241

Total assets	$564,463	$473,615

Liabilities and Stockholders' Equity
Accounts payable	$25,782	$20,313
Unearned revenue	7,138	6,141
Accrued expenses	4,202	3,536
Accrued wages and benefits	7,634	9,868
Income tax payable, net	3,017	266
Total current liabilities	47,773	40,124

Deferred tax liabilities, net	5,035	-
Other non-current liabilities	11,390	9,422
Bonds payable	47,750	48,250
Total liabilities	111,948	97,796

Stockholders' equity	452,515	375,819

Total liabilities and stockholders' equity	$564,463	$473,615

Consolidated Statements of Income (In thousands, except per share data) Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Sales	$124,231	$112,413	$484,185	$500,676
Cost of Sales	50,876	44,825	197,223	201,771

Gross Profit	73,355	67,588	286,962	298,905

Selling, general, and administrative expenses	25,863	25,713	99,446	103,286
Research and development expenses	21,256	20,363	83,285	81,819

Operating income	26,236	21,512	104,231	113,800

Interest and dividend income	1,660	2,019	6,933	8,708
Interest expense	(605)	(609)	(2,430)	(2,514)
Net realized investment gain (loss)	146	(2,258)	(1,297)	(2,409)
Other income (expense), net	59	(21)	131	688

Income before provision for income taxes	27,496	20,643	107,568	118,273

Provision for income taxes	(8,881)	(3,934)	(33,347)	(39,692)

Net Income	$18,615	$16,709	$74,221	$78,581

Weighted average shares outstanding
Basic	62,586	62,283	62,459	63,549
Diluted (1)	63,642	62,709	63,356	64,408

Earnings per common share
Basic	$0.30	$0.27	$1.19	$1.24
Diluted (1)	$0.29	$0.27	$1.17	$1.22

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Supplemental Information Stock Based Compensation Expense (In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008

Stock-based compensation expense included in cost of sales	$72	$16	$268	$253

Selling, general, and administrative expense	879	508	3,039	3,263
Research and development expense	1,041	813	3,680	3,822

Stock-based compensation expense included in operating expenses	1,920	1,321	6,719	7,085

Total stock-based compensation expense	1,992	1,337	6,987	7,338
Tax benefit for expense associated with non-qualified options	(181)	(69)	(634)	(669)

Total stock-based compensation expense, net of tax	$1,811	$1,268	$6,353	$6,669

Consolidated Statements of Cash Flow Unaudited (In thousands)

	Twelve Months Ended
	December 31,
	2009	2008
Cash flows from operating activities:
Net income	$74,221	$78,581
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,084	9,891
Amortization of net premium of available-for-sale investments	3,686	2,101
Net realized loss on long-term investments	1,297	2,409
Loss (gain) on disposal of property, plant, and equipment	(31)	83
Stock-based compensation expense	6,987	7,338
Deferred income taxes	(1,024)	(903)
Tax benefit from stock option exercises	1,549	981
Excess tax benefit from stock-based compensation arrangements	(998)	(619)
Change in operating assets and liabilities:
Accounts receivable, net	(15,143)	17,918
Other receivables	(1,195)	189
Inventory	1,732	1,140
Prepaid expenses and other assets	(489)	(549)
Accounts payable	5,442	(1,887)
Accrued expenses and other liabilities	1,010	93
Income tax payable, net	3,027	(951)
Net cash provided by operating activities	90,155	115,815

Cash flows from investing activities:
Purchases of property, plant, and equipment	(8,740)	(9,492)
Proceeds from sales and maturities of available-for-sale investments	186,193	248,688
Purchases of available-for-sale investments	(262,067)	(242,791)
Acquisition of business, net of cash acquired	(1,370)	-
Net cash used in investing activities	(85,984)	(3,595)

Cash flows from financing activities:
Proceeds from exercises of stock options	13,471	3,691
Purchases of treasury stock	(15,896)	(63,569)
Dividend payments	(22,486)	(22,919)
Payments on long-term debt	(500)	(250)
Excess tax benefits from stock-based compensation arrangements	998	619
Net cash used in financing activities	(24,413)	(82,428)

Net increase (decrease) in cash and cash equivalents	(20,242)	29,792
Effect of exchange rate changes	2,468	(1,824)
Cash and cash equivalents, beginning of period	41,909	13,941

Cash and cash equivalents, end of period	$24,135	$41,909

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
INVESTOR SERVICES/ASSISTANCE:
Gayle Ellis, 256-963-8220